Exhibit 10.2
FIRST AMENDMENT TO THE
BIOCRYST PHARMACEUTICALS, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
WHEREAS, BioCryst Pharmaceuticals, Inc. (the “Company”) maintains the BioCryst Pharmaceuticals, Inc. Non-Employee Director Compensation Policy (the “Policy”); and
WHEREAS, pursuant to the Policy, the Board of Directors (the “Board”) of the Company may amend the Policy at any time in its sole discretion.
NOW, THEREFORE, pursuant to its authority under the Policy, the Board hereby amends the Policy as follows, effective as of June 10, 2024:
1.Paragraph 2 under “Equity Compensation” is hereby amended and restated in its entirety to read as follows:
“2.    Annual Grant: Immediately following each Annual Stockholders Meeting of the Company, each individual who is then serving as a Director (except for those individuals first elected or appointed to serve as non-employee Board members at such meeting or as of such date), shall be granted awards with an aggregate dollar value (based on the aggregate accounting value on the date of grant) of $325,000. Such award shall be made 70% in the form of non-statutory options and 30% in RSUs; provided, however, that the number of RSUs to be granted in 2024 shall be reduced by 8,656 RSUs. Subject to the proviso in Section VI of Article One of the Plan, such option grant shall vest and become exercisable for the option shares, and such grant of RSUs shall vest, on the twelve (12)-month anniversary of the grant date.”
2.This First Amendment shall be governed by the laws of the State of Delaware without resort to that state’s conflict-of-laws provisions, as such laws are applied to contracts entered into and performed in such State.
3.Except as expressly amended hereby, the Policy shall remain in full force and effect in accordance with its terms.